Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 12 to the Registration Statement (Form S-11 No. 333-160748) and related Prospectus of Steadfast Income REIT, Inc. for the registration of $1,650,000,000 in shares of its common stock and to the incorporation by reference therein of (i) our report dated March 29, 2012 with respect to the consolidated financial statements and schedule of Steadfast Income REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission, (ii) our report dated October 15, 2010 with respect to the statement of revenues over certain operating expenses of the Lincoln Tower Property for the year ended February 28, 2010, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (iii) our report dated February 25, 2011 with respect to the statement of revenues over certain operating expenses of the Park Place Property for the year ended December 31, 2009, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (iv) our report dated March 16, 2011 with respect to the statement of revenues over certain expenses of the Arbor Pointe Property for the year ended December 31, 2010, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (v) our report dated June 28, 2011 with respect to the statement of revenues over certain operating expenses of the Clarion Park Property for the year ended December 31, 2010, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (vi) our report dated October 26, 2011 with respect to the statement of revenues over certain operating expenses of the Cooper Creek Property for the year ended December 31, 2010, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (vii) our reports dated March 9, 2012 with respect to the statement of revenues over certain operating expenses of the Prairie Walk Property, the Truman Farm Villas Property, the EBT Lofts Property, and the Windsor on the River Property for the year ended December 31, 2010, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (viii) our reports dated May 4, 2012 with respect to the statement of revenues over certain operating expenses of the Renaissance Property, the Spring Creek Property, and the Montclair Parc Property for the year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, and (ix) our reports dated August 9, 2012 with respect to the statement of revenues over certain operating expenses of the Sonoma Grande Property and the Estancia Property for the year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Irvine, California
October 16, 2012